                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              ARRIS PHARMACEUTICAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                        ARRIS PHARMACEUTICAL CORPORATION
                      385 Oyster Point Boulevard, Suite 3
                     South San Francisco, California 94080

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997

                            ------------------------

TO THE STOCKHOLDERS OF ARRIS PHARMACEUTICAL CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ARRIS PHARMACEUTICAL
CORPORATION, a Delaware corporation (the "Company"), will be held on Wednesday, May 21, 1997 at 8:00 a.m. local time at 385 Oyster Point Boulevard, Suite 3, South San Francisco, California for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve the Company's 1989 Stock Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 750,000 shares, to 3,417,500 shares.

    3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 27, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          John P. Walker
                                          President and Chief Executive Officer

South San Francisco, California
April 16, 1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        ARRIS PHARMACEUTICAL CORPORATION
                      385 Oyster Point Boulevard, Suite 3
                     South San Francisco, California 94080

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1997

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Arris Pharmaceutical Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 21, 1997, at 8:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 385 Oyster Point Boulevard, Suite 3, South San Francisco, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 16, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D. F. King & Co., Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but D. F. King & Co., Inc. will be paid its customary fee, estimated to be approximately $4,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 27, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 27, 1997 the Company had outstanding and entitled to vote 14,938,674 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 385 Oyster Point Boulevard, Suite 3, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 17, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors is currently comprised of six members. Each of the nominees is currently a director of the Company and five were previously elected by the stockholders at the 1996 Annual Meeting. One director, Donald Kennedy, was elected by the Board of Directors in December 1996. If elected, each of the nominees will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees, their ages as of February 28, 1997, and certain information about them are set forth below:

                      NAME                            AGE         PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
------------------------------------------------      ---      ---------------------------------------------------------
John P. Walker..................................          48   President, Chief Executive Officer and Director

Brook H. Byers..................................          51   Director

Anthony B. Evnin, Ph.D..........................          56   Director

Vaughn M. Kailian...............................          52   Director

Donald Kennedy, Ph.D............................          65   Director

Hans U. Sievertsson, Ph.D.......................          56   Director

    JOHN P. WALKER has been President, Chief Executive Officer and a director of the Company since February 1993. From 1991 to 1993, he was a venture capitalist at Alpha Venture Partners, a venture capital firm. Prior to that time, he was Chairman, President and Chief Executive Officer of Vitaphore Corporation, a medical device company which was acquired in April 1990 by Union Carbide Chemicals and Plastics Company, Inc. Following that acquisition, Mr. Walker served as the latter company's Vice President, Biomaterials Systems. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management, sales and marketing positions, most recently serving as

President of American Hospital Company. Mr. Walker serves as a director of Microcide Pharmaceuticals, Inc., Signal Pharmaceuticals, Inc. and the Northern California Chapter of the M.S. Society Board.

    BROOK H. BYERS, through Kleiner Perkins Caufield & Byers, was an original investor in the Company and has served as a member of the Board of Directors since October 1990. Mr. Byers is a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm which he joined in 1977. He has been the founding president and chairman of four life sciences companies: Hybritech Incorporated, IDEC Pharmaceuticals Corporation, InSite Vision Inc. and Ligand Pharmaceuticals Incorporated. Mr. Byers currently serves as a director of Onyx Pharmaceuticals, Inc. and Pharmacopeia, Inc. He also serves as a director of a number of privately held technology companies. Mr. Byers sits on the University of California, San Francisco Foundation Board of Directors.

    ANTHONY B. EVNIN, PH.D., through Venrock Associates, was an original investor in the Company and has served as a member of the Board of Directors since April 1989. He is a general partner of Venrock Associates, a venture capital firm that he joined in 1974. Dr. Evnin is a director of Centocor, Inc., Kopin Corporation, Opta Food Ingredients, Inc., Ribozyme Pharmaceuticals, Inc., Sugen, Inc. and Triangle Pharmaceuticals, Inc. He also serves as a director of several private companies.

    VAUGHN M. KAILIAN has been a director of the Company since December 1995. Mr. Kailian is also President, Chief Executive Officer and a director of COR Therapeutics, Inc., a biotechnology company, and has served in such capacities since March 1990. Mr. Kailian also serves as a director of Amylin
Pharmaceuticals, Inc.

    DONALD KENNEDY, PH.D., has been a director of the Company since December 1996. Dr. Kennedy is the Bing Professor of Environmental Science and President EMERITUS at Stanford University where he co-directs the Global Environmental Forum in the Institute for International Studies. He has served in such capacities since September 1993. From September 1980 to September 1992, Dr. Kennedy was the President of Stanford University. He served previously as Commissioner of the U.S. Food and Drug Administration. Dr. Kennedy also serves as a director of Cortech, Inc.

    HANS U. SIEVERTSSON, PROFESSOR, PH.D., has been a director of the Company since June 1993. Dr. Sievertsson is a Vice President at Pharmacia AB, a unit of Pharmacia & Upjohn AB, a pharmaceutical company and a corporate partner of and an investor in Arris. He is a board member of the Karolinska Institute and a board member of the Swedish Medical Research Council. Dr. Sievertsson previously served as Senior Vice President of Research, Development and Environment, Nobel Industries Sweden AB, and as President of Nobel Kemi AB, the parent company of the explosive and chemical business area of Nobel Industries Sweden AB. Dr. Sievertsson is also Professor of Organic Medicinal Chemistry at the University of Uppsala, Sweden.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1996 the Board of Directors held four meetings. The Board has an Audit Committee, a Compensation Committee and an Option Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to: review the results of the annual audit and discuss the financial statements; recommend to the Board the independent auditors to be retained; and receive and consider the accountants' comments as to internal controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors, Dr. Sievertsson and Dr. Evnin. It met twice during the year ended December 31, 1996.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors, Mr. Byers and Dr. Evnin. It met twice during the year ended December 31, 1996.

    The Option Committee administers the Company's 1989 Stock Plan for stock option grants to non-executive officer employees. The Option Committee has the authority to approve the price and terms of such options, within the limits set by the Board. In 1996, the Option Committee was composed of Mr. Walker.

    During the year ended December 31, 1996, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2
                  APPROVAL OF THE 1989 STOCK PLAN, AS AMENDED

    In May 1989, the Board of Directors adopted the Company's 1989 Stock Plan (the "1989 Plan"). As a result of a series of amendments, at February 28, 1997 there were 2,667,500 shares of the Company's Common Stock authorized for issuance under the 1989 Plan.

    At February 28, 1997, options (net of canceled, repurchased or expired options) covering an aggregate of 2,659,637 shares of the Company's Common Stock had been granted under the 1989 Plan and 7,863 shares (plus any shares that might in the future be returned to the reserve as a result of cancellations or expiration of options) remained available for future grants under the 1989 Plan. During the last fiscal year, under the 1989 Plan, the Company granted to employees as a group (including executive officers) options to purchase 832,076 shares of Common Stock at exercise prices ranging from $17.00 to $10.00 per share. No options have been granted under the 1989 Plan to any of the current directors who are not officers of the Company.

    In February 1997, the Board approved an amendment to the 1989 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1989 Plan by 750,000 shares, to a total of 3,417,500 shares. At the same time, the Board amended the 1989 Plan to comply with the current requirements of Section 16 of the Exchange Act and made certain other changes to the 1989 Plan, as described below. The Board adopted these amendments to ensure that the Company can continue to grant options under the 1989 Plan at levels determined appropriate by the Board and the Compensation Committee.

    Stockholders are requested in this Proposal 2 to approve the 1989 Plan, as amended to increase the number of shares of Common Stock authorized for issuance by 750,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1989 Plan, as amended.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

THE 1989 STOCK PLAN

    The essential features of the 1989 Plan are outlined below.

GENERAL

    The 1989 Plan was adopted by the Board of Directors in May 1989 and amended in November 1990, March 1992, April 1993, April 1994, February 1995, February 1996, and February 1997 and approved by the stockholders from time to time through June 1996. The 1989 Plan provides for the grant of both incentive and nonstatutory stock options as well as restricted stock purchase rights. Incentive stock options granted under the 1989 Plan are intended to qualify as "incentive stock options" within the meaning of

Section 422 of the Internal Revenue Code of 1989, as amended (the "Code"). Nonstatutory stock options granted under the 1989 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards provided under the 1989 Plan. Subject to stockholder approval of this Proposal 2, the maximum number of shares of Common Stock that may be issued under the 1989 Plan is 3,417,500 shares.

PURPOSE

    The purpose of the 1989 Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company's business. Pursuant to the 1989 Plan, the Company may grant or issue incentive stock options to employees and officers and nonstatutory stock options or stock purchase rights to employees, officers, consultants and directors. As of February 28, 1997, all of the Company's approximately 170 employees were eligible to participate in the 1989 Plan.

ADMINISTRATION

    The 1989 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1989 Plan and, subject to the provisions of the 1989 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board of Directors is authorized to delegate administration of the 1989 Plan to a committee and has delegated such authority to the Compensation Committee and, for grants to employees other than executive officers, the Option Committee. As used herein with respect to the 1989 Plan, the "Board" or "Board of Directors" refers to the Compensation Committee and the Option Committee, as well as to the Board of Directors itself.

    The Company currently limits the directors who may serve as members of the Compensation Committee to those who are "outside directors," as such term is defined in Section 162(m) of the Code. This limitation excludes from the Compensation Committee (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified retirement plan), (iii) current and former officers of the Company, (iv) directors currently receiving direct or indirect compensation from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" under applicable federal guidance.

ELIGIBILITY

    No incentive stock option may be granted under the 1989 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    Under the 1989 Plan, no individual may be granted options covering more than 300,000 shares of Common Stock in any calendar year. The principal purpose for such a per-employee limitation is to comply with Code regulations that permit certain performance-based compensation, including compensation attributable to stock options that meet specified criteria, to be exempt from the $1,000,000 limitation under Section 162(m) of the Code on the amount that may be deducted by publicly held corporations for compensation paid to certain employees. See "Federal Income Tax Information." To date, the Company has not granted to any employee in any calendar year options to purchase a number of shares equal to or greater than the limitation and does not currently have any intention of granting such number of options to any individual. There can be no assurance, however, that the Board will not determine in some future circumstances that it would be in the best interests of the Company and its stockholders to grant options to purchase such number of shares to a single employee during a calendar year.

STOCK SUBJECT TO THE 1989 PLAN

    If options granted under the 1989 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1989 Plan.

    The permissible terms of options and restricted stock purchase rights under the 1989 Plan are described below. Individual option grants and restricted stock purchase rights may be more restrictive as to any or all of the permissible terms described below.

TERMS OF OPTIONS

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options granted under the 1989 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options granted under the 1989 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant, and also in some cases may not be less than 110% of such fair market value (see "Eligibility" above). If options are granted with exercise prices below market value, however, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." The 1989 Plan, as amended by the Board in February 1997, provides that the Board may not amend any outstanding option to reduce the option price to the then current fair market value of the Common Stock.

    The exercise price of options granted under the 1989 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company
(ii) pursuant to a deferred payment arrangement, or (c) in any other form of legal consideration acceptable to the Board.

    OPTION EXERCISE. Options granted under the 1989 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1989 Plan typically vest at the rate of 12.5% of the shares subject to the option at the end of the first six months and 1/48th of the shares subject to the option each month for 42 months thereafter, for initial grants to employees. Subsequent grants to employees generally vest monthly over 48 months. Shares covered by options granted in the future under the 1989 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options granted under the 1989 Plan is 10 years, except that in certain cases (see "Eligibility"), the maximum term is five years. Options under the 1989 Plan terminate ninety (90) days after termination of the optionee's employment or relationship as a consultant or director of the Company or any subsidiary of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within twelve (12) months of such termination; (b) the optionee dies while employed by or serving as a consultant of the Company or any affiliate of the Company, or within ninety

(90) days after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve (12) months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consultant or director relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

TERMS OF RESTRICTED STOCK PURCHASE RIGHTS

    PURCHASE PRICE; TERM. As amended by the Board in February 1997, the 1989 Plan provides that the purchase price under each stock purchase agreement may not be less than 100% of the fair market value of the Common Stock subject to the restricted stock purchase right on the date such right is granted. The term of such restricted stock purchase right may not exceed 30 days or such longer time as may be determined by the Board.

    REPURCHASE. Shares of the Common Stock sold under the 1989 Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a purchaser ceases to be an employee of or consultant to the Company or an affiliate of the Company, the Company may repurchase any or all of the shares of the Common Stock held by that purchaser that have not vested as of the date of termination, at the original price paid by the purchaser. The repurchase price may be paid by cancellation of an indebtedness of the purchaser to the Company.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1989 Plan or subject to any option granted under the 1989 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1989 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1989 Plan provides that, in the event of a merger of the Company, such options shall be assumed or equivalent options substituted by each successor corporation or a parent or subsidiary of such successor corporation. In the event of a dissolution or liquidation of the Company, outstanding options will terminate.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1989 Plan without stockholder approval at any time. Unless sooner terminated, the 1989 Plan will terminate in May 1999.

    The Board may also amend the 1989 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the 1989 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 promulgated under the Exchange Act, or satisfy the requirements of Section 422 of the Code or any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the 1989 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

    Under the 1989 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may be transferred to the extent specifically provided in the option agreement evidencing such nonstatutory stock option.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the 1989 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in the imposition of or an increase in liability of the optionee for alternative minimum tax liability.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will recognize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1989 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    RESTRICTED STOCK. Restricted stock granted under the 1989 Plan generally has the following federal income tax consequences:

    Upon acquisition of stock under a restricted stock award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the 1989 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Restricted stock qualifies as performance-based compensation under these proposed Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

OPTION GRANTS

    The following table presents certain information with respect to options granted under the 1989 Plan during the year ended December 31, 1996 to (i) each of the Named Executive Officers (as identified in the "Summary Compensation Table" under the section entitled "Executive Compensation"), (ii) the Named Executive Officers as a group, and (iii) all non-executive officer employees as a group. Non-employee directors were not granted options under the 1989 Plan during 1996.

                               NEW PLAN BENEFITS

                                                                                                    NUMBER OF SHARES
                                                                                                       SUBJECT TO
NAME AND POSITION                                                                 DOLLAR VALUE(1)    OPTIONS GRANTED
-------------------------------------------------------------------------------  -----------------  -----------------
John P. Walker.................................................................            N/A              90,000
  President and Chief Executive Officer

Heinz W. Gschwend, Ph.D........................................................            N/A              55,000
  Executive Vice President

Daniel H. Petree...............................................................            N/A              55,000
  Executive Vice President, Corporate Development

Michael C. Venuti, Ph.D........................................................            N/A              30,000
  Vice President, Research and Chief Technical Officer

Natalie J. Warner, M.D.........................................................            N/A              30,000
  Vice President, Medical Affairs

All Executive Officers as a Group..............................................            N/A             260,000

All Non-Executive Officer Employees as a Group.................................            N/A             572,676

------------------------

(1) All shares were granted at the fair market value of Arris Common Stock at the date of grant, and will have a determinable dollar value only if the fair market value of the Common Stock on the date of exercise is greater than the fair market value on the date of grant. For an example of potential realizable option values, see the table "Option Grants in Fiscal Year 1996" under the section entitled "Executive Compensation."

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 1997 by: (i) each director and Named Executive Officer; (ii) all directors and Named Executive Officers as a group; and (iii) those stockholders known by the Company to be beneficial owners of more than five percent of the Company's Common Stock.

    The information as to each person has been furnished by such person, and each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person, except as otherwise indicated and subject to community property laws where applicable. Except as set forth below, the address of each named individual is the address of the Company as set forth herein.

                                                                                            NUMBER OF
                                                                                            BENEFICIAL
                                                                                            OWNERSHIP    PERCENT OF
BENEFICIAL OWNER                                                                              SHARES      TOTAL(1)
------------------------------------------------------------------------------------------  ----------  -------------
FMR Corp.(2)..............................................................................   1,069,000          7.2
  82 Devonshire Street
  Boston, MA 02109

INVESCO PLC(3)............................................................................   1,001,000          6.7
  11 Devonshire Square
  London EC2M 4YR
  England

John P. Walker(4).........................................................................     341,139          2.3
Heinz W. Gschwend, Ph.D.(5)...............................................................      99,412        *
Daniel H. Petree(6).......................................................................      81,426        *
Michael C. Venuti, Ph.D.(7)...............................................................      35,406        *
Natalie J. Warner, M.D.(8)................................................................      20,059        *
Brook H. Byers(9).........................................................................       1,383        *
Anthony B. Evnin, Ph.D.(10)...............................................................      25,330        *
Vaughn M. Kailian(11).....................................................................       7,215        *
Donald Kennedy, Ph.D......................................................................           0        *
Hans U. Sievertsson, Ph.D.(12)............................................................     672,053          4.5
All Directors and Executive Officers
  as a Group (10 Persons)(13).............................................................   1,283,423          8.6

------------------------

 *   Less than 1 percent.

 (1) Percentage of beneficial ownership is based on 14,936,497 shares of Common Stock outstanding as of February 28, 1997.

 (2) Based upon a Schedule 13G filed by FMR Corp. reporting such beneficial ownership as of December 31, 1996. Includes 793,200 shares of Common Stock beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment advisor to various investment companies. Edward C. Johnson 3d of FMR Corp., through its control of Fidelity, and the funds each have sole power to dispose of the 793,200 shares. Fidelity votes such shares under written guidelines established at the direction of the funds' boards of trustees. Also includes 275,800 shares of Common Stock beneficially owned by Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp. and a bank, which serves as investment manager of certain institutional accounts. Edward C. Johnson 3d and FMR Corp., through their control of FMTC, have sole voting and dispositive power over such 275,800 shares. Mr. Johnson is the chairman of, and Ms. Abigail P. Johnson is a director of, FMR Corp. and, consequently, each may be deemed to beneficially own all 1,069,000 shares of Common Stock. In addition, members of the Edward C. Johnson 3d family and trusts for their benefit may be deemed to be a controlling group with respect to FMR Corp. and therefore may be deemed to beneficially own all 1,069,000 shares of Common Stock.

 (3) Based upon a Schedule 13G filed by INVESCO PLC reporting such beneficial ownership as of December 31, 1996. INVESCO PLC is a parent holding company of each of INVESCO North American Group, Ltd., INVESCO, Inc., INVESCO North American Holdings, Inc. and INVESCO Funds Group, Inc. with whom INVESCO PLC has shared voting power and shared dispositive power over 1,001,000 shares of Common Stock.

 (4) Includes 89,345 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997. Also includes an aggregate of 8,574 shares beneficially owned by Mr. Walker's wife as trustee of educational trusts for his children.

 (5) Includes 47,961 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

 (6) Includes 80,105 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

 (7) Includes 31,729 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

 (8) Includes 17,825 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

 (9) Includes 758 shares issuable upon exercise of a warrant held by Kleiner Perkins Caufield & Byers VI ("Kleiner Perkins") exercisable within 60 days of February 28, 1997. Mr. Byers is a general partner of Kleiner Perkins. Mr. Byers disclaims beneficial ownership of the shares held by Kleiner Perkins except to the extent of his pro rata interest therein. Also includes 625 shares issuable upon exercise of options held by Mr. Byers exercisable within 60 days of February 28, 1997.

(10) Includes 625 shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

(11) Consists of shares issuable upon exercise of options exercisable within 60 days of February 28, 1997.

(12) Includes 671,428 shares held by Pharmacia & Upjohn AB. Dr. Sievertsson is a Vice President at Pharmacia AB, a unit of Pharmacia & Upjohn AB. Dr. Sievertsson disclaims beneficial ownership of all shares held by Pharmacia & Upjohn AB. Also includes 625 shares issuable upon exercise of options held by Dr. Sievertsson exercisable within 60 days of February 28, 1997.

(13) Includes an aggregate of 276,813 shares issuable upon exercise of options and warrants exercisable within 60 days of February 28, 1997. See footnotes 4 through 12.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

    Set forth below is information regarding executive officers and key employees of the Company as of February 28, 1997.

                      NAME                            AGE                      POSITION WITH THE COMPANY
------------------------------------------------      ---      ---------------------------------------------------------
John P. Walker..................................          48   President, Chief Executive Officer and Director

Heinz W. Gschwend, Ph.D.........................          60   Executive Vice President

Daniel H. Petree................................          41   Executive Vice President, Corporate Development

Shari Annes.....................................          47   Vice President, Investor Relations and Corporate
                                                               Communications

Phillip Cunningham..............................          48   Vice President, Human Resources

Frederick J. Ruegsegger.........................          41   Vice President and Chief Financial Officer

Michael C. Venuti, Ph.D.........................          43   Vice President, Research and Chief Technical Officer

Natalie J. Warner, M.D..........................          49   Vice President, Medical Affairs

Alan C. Mendelson...............................          48   Secretary

------------------------

    JOHN P. WALKER has been President, Chief Executive Officer and a director of the Company since February 1993. From 1991 to 1993, he was a venture capitalist at Alpha Venture Partners, a venture capital firm. Prior to that time, he was Chairman, President and Chief Executive Officer of Vitaphore Corporation, a medical device company which was acquired in April 1990 by Union Carbide Chemicals and Plastics Company, Inc. Following that acquisition, Mr. Walker served as the latter company's Vice President, Biomaterials Systems. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management sales and marketing positions, most recently serving as President of the American Hospital Company. He received his B.A. degree from the State University of New York at Buffalo and conducted graduate business studies at Northwestern University Institute for Management. Mr. Walker serves as a director of Microcide Pharmaceuticals, Inc., Signal Pharmaceuticals, Inc. and the Northern California Chapter of the M.S. Society Board.

    HEINZ W. GSCHWEND, PH.D. has been Executive Vice President of the Company since February 1997. From June 1996 to February 1997, he was Executive Vice President, Research and Preclinical Development, from September 1993 to June 1996, he was Vice President, Research and Development and from January 1993 to September 1993 he was Vice President of Chemistry of the Company. Prior to joining Arris, he was head of the Central Research Laboratories of Ciba-Geigy Ltd., a multinational chemical and pharmaceutical company, in Basel, Switzerland. An employee of Ciba-Geigy Corporation (U.S.) since 1967, Dr. Gschwend has also held the senior management positions of Vice President, Drug Discovery and Vice President, Cardiovascular/Atherosclerosis Research (U.S.). Dr. Gschwend received his Ph.D. from the Swiss Federal Institute of Technology
(ETH) and conducted postdoctoral studies at that institution and at Harvard University.

    DANIEL H. PETREE has been Executive Vice President, Corporate Development of the Company since June 1996. From August 1993 until June 1996 he served as Vice President, Corporate Development and Chief Financial Officer of the Company. From 1992 to 1993, he was Vice President, Business Development of TSI Corporation, a biotechnology service company. Prior to that time, he was with Montgomery Securities, an investment bank, from 1987 to 1992, ultimately serving as Vice President, Health Care Group in Montgomery's corporate finance division. Mr. Petree received his J.D. degree from the University of Michigan Law School and holds a B.A. degree from Stanford University.

    SHARI ANNES has been Vice President, Investor Relations and Corporate Communications of the Company since April 1995. From March 1994 to April 1995, she was Vice President, Corporate Communications at Robertson, Stephens & Co., an investment bank, where she directed corporate communications, serving the firm's investment banking and investment management businesses. From November 1993 to March 1994, Ms. Annes was Vice President, Corporate Communications, at Shaman Pharmaceuticals, Inc., an emerging biopharmaceutical company. From 1987 to 1993, she founded and managed a marketing communications/investor relations consulting business which specialized in biotechnology and financial services. Ms. Annes received her B.A. degree in psychology from the University of Pennsylvania and conducted graduate business studies at Columbia University and Stanford University.

    PHILLIP CUNNINGHAM has been Vice President, Human Resources of the Company since January 1994. From November 1989 to February 1994, he was at Levi Strauss & Co., an international clothing and apparel company, where he was a Core Team Member of the Redesign Committee for North American Operations from 1992 to 1994 and Manager of Human Resources, Women's Wear from 1989 to 1992. Mr. Cunningham received his B.A. in history and M.Ed. in psychology from the University of Oklahoma.

    FREDERICK J. RUEGSEGGER has been Vice President and Chief Financial Officer of the Company since December 1996. From 1993 to 1996, he was President and Chief Executive Officer of EyeSys Technologies, Inc., a medical instrument and software company. Mr. Ruegsegger served as Chief Financial Officer, from 1986 to 1993, and President, from 1991 to 1993, of Vitaphore Corporation, a medical device company. Mr. Ruegsegger received his B.S. degree in Economics from the University of Illinois and his Master of Management from Northwestern University's Kellogg Graduate School of Management.

    MICHAEL C. VENUTI, PH.D. has been Vice President, Research and Chief Technical Officer since February 1997 and July 1996, respectively. Dr. Venuti joined the Company in November 1994 as Director of Chemistry and was promoted to Vice President of Chemistry in July 1995, where he served until February 1997. Prior to joining Arris he was at Parnassus Pharmaceuticals, a start-up biotechnology company that initiated insolvency proceedings in October 1994, where he was Vice President, Chief Scientific Officer and a founder. From 1988 to 1993, Dr. Venuti was at Genentech, Inc., a biotechnology company, where he was Director of Bioorganic Chemistry, a program that he helped establish. Dr. Venuti received his A.B. in chemistry from Dartmouth College, his Ph.D. in organic chemistry from the Massachusetts Institute of Technology and was a postdoctoral fellow at the Syntex Institute of Organic Chemistry.

    NATALIE JEAN WARNER, M.D. has been Vice President, Medical Affairs since January 1996 when she joined the Company in connection with its acquisition of Khepri Pharmaceuticals, Inc., a pharmaceutical research and development company. From January 1993 to December 1995, she was Vice President of Medical Affairs and Drug Development at Khepri Pharmaceuticals. From 1988 to 1993, Dr. Warner worked at Syntex Corporation, a pharmaceutical products and medical diagnostic systems company, where she held a number of positions, including Vice President of Clinical Research and Vice President, Worldwide Safety, Surveillance and Reporting. Prior to joining Syntex, Dr. Warner was Director of Clinical Research at Merck, Sharp & Dohme Research Laboratories. She received her B.A. from Swarthmore College, her M.D. from Cornell Medical College and completed her fellowship and residency at Columbia University.

    ALAN C. MENDELSON has served as Secretary of the Company since July 1993, with the exception of several months in 1994. He has been a partner of Cooley Godward LLP, a private law firm and counsel to the Company, since 1980 and served as the managing partner of its Palo Alto office from May 1990 to March 1995 and November 1996 to the present. Mr. Mendelson also served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson is currently a director of Acuson Corporation, CoCensys, Inc., Elexsys International, Inc. and Isis Pharmaceuticals, Inc. Mr. Mendelson received a J.D. from Harvard University.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all applicable Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    The Company's directors did not receive any cash compensation for service on the board or any committee thereof during 1996. Directors were reimbursed for certain expenses incurred in connection with attendance at Board and Committee Meetings. In February 1997, the Board approved compensation for directors of $12,000 per year, payable at the rate of $3,000 per quarter, plus expenses for each non-employee director, commencing with the second quarter of 1997.

    Each non-employee director of the Company also receives stock option grants under the 1994 Non-Employee Directors' Stock Option Plan (the "Directors' Option Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Option Plan. Options granted under the Directors' Option Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors' Option Plan are non-discretionary. Pursuant to the terms of the Directors' Option Plan, as amended by the Board of Directors in February 1997, each person elected for the first time to be a non-employee director of the Company will automatically be granted an option to purchase 30,000 shares of Common Stock upon the date of his or her initial election as a non-employee director by the Board or the Stockholders of the Company. On the date of each Annual Meeting of Stockholders, each member of the Company's Board of Directors who is not an employee of the Company (or an affiliate of such director where specified by the non-employee director), and has served as a non-employee director for at least three months, is automatically granted under the Directors' Option Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Option Plan. The exercise price of options granted under the Directors' Option Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Option Plan may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares. Twenty-five percent of the option shares shall become exercisable each year thereafter in accordance with the terms of the grant. The term of options granted under the Directors' Option Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to such event.

    During the last fiscal year, each non-employee director of the Company, other than Donald Kennedy, Ph.D. who joined the Board in December 1996, received an automatic grant of options to purchase 2,500 shares of Common Stock under the Directors' Option Plan, at an exercise price per share of $15.36, the fair market value of the stock as of June 5, 1996, the date of grant. Dr. Kennedy received an automatic grant of an option to purchase 15,000 shares upon his initial election as a non-employee director, at an exercise price per share of $14.09, the fair market value of the stock as of December 13, 1996, the date of grant. As of February 28, 1997, no options had been exercised under the Directors' Option Plan.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the fiscal years ended December 31, 1996, 1995 and 1994, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its four other most highly compensated executive officers in 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                           ANNUAL COMPENSATION          COMPENSATION
                                                   -----------------------------------     AWARDS
                                                                             OTHER      -------------
                                                                            ANNUAL       SECURITIES       ALL OTHER
                                                    SALARY      BONUS    COMPENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR        ($)        ($)          ($)       OPTIONS(#)(1)      ($)(2)
--------------------------------------  ---------  ---------  ---------  -------------  -------------  ---------------
John P. Walker .......................       1996    310,000    100,500       --             90,000             720
  President and Chief Executive              1995    265,000     75,000       --            100,000             696
  Officer                                    1994    245,000     62,475       --             --                 667

Heinz W. Gschwend, Ph.D. .............       1996    225,000     40,423       --             55,000             720
  Executive Vice President                   1995    191,200     29,254       --             45,000           1,800
                                             1994    177,000     30,090       --             15,000           1,725

Natalie J. Warner, M.D.(3) ...........       1996    216,000    146,988(4)      --           30,000             720
  Vice President, Medical Affairs            1995     --         --           --             16,296(5)       --
                                             1994     --         --           --             --              --

Daniel H. Petree .....................       1996    188,000     36,480       14,333(6)      55,000             720
  Executive Vice President, Corporate        1995    156,500     26,622       12,903(6)      45,000             391
  Development                                1994    145,000     24,650       17,727(6)      15,000             264

Michael C. Venuti, Ph.D. .............       1996    182,500     32,075       --             30,000             576
  Vice President, Research and Chief         1995    150,475     19,892       --             40,000              95
  Technical Officer                          1994     23,333      2,975       --             17,000             567

------------------------

(1) Options vest over a four year period beginning on the grant date. The options will vest as to 1/48 of the total number of underlying shares on each monthly anniversary of the grant until fully vested.

(2) Consists of life insurance premiums paid.

(3) Dr. Warner joined the company in the connection with its acquisition of Khepri Pharmaceuticals, Inc. in December 1996 (the "Khepri Merger").

(4) Includes a $108,000 one time lump-sum bonus pursuant to an agreement with the Company that terminated in December 1996, entered into in connection with the Khepri Merger.

(5) Options assumed by the Company in connection with the Khepri Merger.

(6) Consists of payments to Mr. Petree in connection with his relocation to California.

STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to the Named Executive Officers under its 1989 Plan. The following tables show for the year ended December 31, 1996, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                                  POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                      NUMBER OF    --------------------------------               ANNUAL RATES OF STOCK
                                     SECURITIES       % OF TOTAL                                   PRICE APPRECIATION
                                     UNDERLYING     OPTIONS GRANTED    EXERCISE OR                 FOR OPTION TERM(3)
                                       OPTIONS      TO EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
NAME                                GRANTED(#)(1)   FISCAL YEAR(2)       ($/SH)         DATE        5%($)      10%($)
----------------------------------  -------------  -----------------  -------------  -----------  ---------  ----------
John P. Walker....................       40,000              4.8            14.93      02/26/06     375,576     951,783
                                         50,000              6.0            14.09      12/12/06     443,056   1,122,792

Heinz W. Gschwend, Ph.D...........       20,000              2.4            14.93      02/26/06     187,788     475,892
                                         20,000              2.4            15.36      06/04/06     193,196     489,598
                                         15,000              1.8            14.09      12/12/06     132,917     336,837

Natalie J. Warner, M.D............       10,000              1.2            11.30      12/31/05      71,065     180,093
                                         10,000              1.2            14.93      02/26/06      93,894     237,946
                                         10,000              1.2            14.09      12/12/06      86,611     224,558

Daniel H. Petree..................       20,000              2.4            14.93      02/26/06     187,788     475,892
                                         20,000              2.4            15.36      06/04/06     193,196     489,598
                                         15,000              1.8            14.09      12/12/06     132,917     336,837

Michael C. Venuti, Ph.D...........       20,000              2.4            14.93      02/27/06     187,788     475,892
                                         10,000              1.2            14.09      12/12/06      86,611     224,588

------------------------

(1) Options granted vest over a four year period from the grant date at a rate of 1/48 of such options per month.

(2) Based on options to purchase 839,676 shares granted in 1996.

(3) The potential realizable value is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option (ten years) and the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are mandated by the rules of Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                                             NUMBER OF
                                                                            SECURITIES
                                                                            UNDERLYING       VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                                                                           AT FY-END (#)        AT FY-END ($)
                                        SHARES ACQUIRED      VALUE         EXERCISABLE/          EXERCISABLE/
NAME                                    ON EXERCISE(#)   REALIZED($)(1)    UNEXERCISABLE       UNEXERCISABLE(2)
--------------------------------------  ---------------  -------------  -------------------  --------------------
John P. Walker........................       211,161        2,526,860       65,773/173,780       483,275/627,065
Heinz W. Gschwend, Ph.D...............        --              --             88,854/90,431       947,954/270,095
Natalie J. Warner, M.D................        --              --             13,966/32,330        112,247/93,388
Daniel H. Petree......................        --              --             68,022/96,978       584,432/248,234
Michael C. Venuti, Ph.D...............        --              --             24,896/62,104       130,031/210,461

------------------------

(1) Based on the fair market value of the Common Stock on the date of exercise, minus the exercise price, multiplied by the number of shares underlying the option.

(2) Based on the fair market value of the Common Stock as of December 31, 1996 ($13.50), minus the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENT

    In connection with the acquisition of Khepri Pharmaceuticals, Inc., the Company entered into an employment agreement with Natalie J. Warner, M.D., Vice President, Medical Affairs, in November 1995. During 1996, the Company compensated Dr. Warner pursuant to the terms of such agreement, including the payment of her base salary, the payment of a lump-sum bonus and the grant of an option to purchase 10,000 shares of Common Stock. See the Summary Compensation Table and the Option Grants in Fiscal Year 1996 table above. Such agreement also provided for severance payments, continued vesting of options, a market standoff agreement and non-competition limitations during the agreement's term. The agreement terminated in December 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended December 31, 1996, the Compensation Committee was composed of Brook H. Byers and Anthony B. Evnin, Ph.D. Neither Mr. Byers or Dr. Evnin is or has been an officer or employee of the Company.

    In December 1995, the Company acquired Khepri Pharmaceuticals, Inc. in a stock-for-stock merger (the "Khepri Merger"). Brook H. Byers, a member of the Board of Directors of the Company, is a general partner of Kleiner Perkins Caufield & Byers, which, together with its affiliates, owned approximately 17.2% of the outstanding capital stock of Khepri Pharmaceuticals, Inc. prior to the Khepri Merger. Pursuant to the terms of the Khepri Merger, the Company made a second payment of stock to the former Khepri Pharmaceuticals, Inc. preferred stockholders in December 1996. Mr. Byers did not participate in the negotiation of the Khepri Merger or the Arris Board of Directors' consideration or approval of the Khepri Merger.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

GENERAL

    Since June 1995, the Compensation Committee has been comprised of Brook H. Byers and Anthony B. Evnin, Ph.D.

COMPENSATION PHILOSOPHY

    The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and the creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary, bonus and stock option and stock grant awards. Key elements of this compensation package are:

    - The Company pays salaries competitive with those of leading biotechnology and pharmaceutical companies with which the Company competes for talent.

    - The Company maintains incentive opportunities designed to motivate and reward achievement of specific Company and individual goals. The availability of these incentives is designed to bring the total compensation for key employees to competitive levels within the industry.

    - The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

SALARY

    The salary compensation for all employees, including executive officers, is based upon a matrix that plots the base compensation of an employee against the compensation of employees in similar positions in other biotechnology and pharmaceutical companies, in accordance with a published survey of the employee compensation of such companies. Base salaries are targeted at the upper quartile for comparable positions in the other companies in the matrix. Salary adjustments for 1996 were based on each individual's performance ranking. In establishing base salaries for the executive officers, the Board carefully reviewed the progress made in the programs headed by each officer and the dependence of the Company on these officers for the scientific and business development of their respective programs. The Board also considered salary information of other biotechnology and pharmaceutical corporations.

ANNUAL INCENTIVE COMPENSATION

    A portion of the cash compensation paid to the Company's executive officers, including the Chief Executive Officer, is in the form of discretionary bonus payments that are paid on an annual basis as part of the Company's 1996 Bonus Plan. Bonus payments are expressly linked to the attainment of goals established for each executive officer, as well as overall corporate goals. These bonuses are limited by the target bonus by the Board established for each officer, which is a percentage of the officer's base salary. General corporate goals in 1996 included the establishment of collaborative partnering arrangements in key areas of research, the continuation of clinical development of the Company's compounds, research milestones in each of the Company's discovery programs, and strengthening of the Company's balance sheet.

------------------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

    In awarding discretionary bonuses to executive officers, the Board of Directors believed that both corporate and individual goals for the year were substantially attained. Accordingly, the executive officers, including the Chief Executive Officer, were awarded substantially all of their individual bonus potential.

LONG-TERM INCENTIVES

    The Company's primary long-term incentive program presently consists of the 1989 Stock Plan (the "1989 Plan") and the Employee Stock Purchase Plan (the "Purchase Plan"). The 1989 Plan utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives are rewarded for past performance and receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the 1989 Plan generally is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates in the long term.

    The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through an ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 10% of their earnings withheld for purchases of Common Stock on certain dates specified by the Board. The price of Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the date of commencement of participation in each 24-month offering period or on each specified purchase date.

    In February 1996, the Board of Directors granted stock options to each of the executive officers of the Company. The grant of the options was based on the prior performance of each executive officer and the need to retain these officers in light of the increasing demands placed upon them as a result of the Company's growth. In this regard, the Board was mindful of, among other things, the success of these officers, which was evidenced by the completion of the Company's collaboration agreements with Pharmacia & Upjohn, entered into in March 1996, with SmithKline Beecham, entered into in June 1996, and with Merck, entered into in November 1996, and the completion of the follow-on public offering in March and April 1996. In reaching its decisions, the Board relied on its experience, information gained in the hiring process, and the value of the respective executive officer's previously issued stock options.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

    The Chief Executive Officer joined the Company in February 1993. His initial salary, potential bonus and stock option grants were determined on the basis of negotiations between the Board of Directors and the Chief Executive Officer with due regard to his experience, competitive salary information and market conditions at the time. Mr. Walker's 1996 salary was set by the Compensation Committee. As with the other executive officers, the amount of Mr. Walker's total compensation was based on the Company's 1996 accomplishments and the Chief Executive Officer's significant contribution thereto, including, among other things, performance to plan, the completion of the collaboration agreements with Pharmacia & Upjohn in March 1996, SmithKline Beecham in June 1996, and Merck in November 1996, as well as the completion of the follow-on public offering in March and April 1996.

CERTAIN TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    From the members of the Compensation Committee of Arris Pharmaceutical
Corporation:

                                          Brook H. Byers
                                          Anthony B. Evnin, Ph.D.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

    The following chart shows the value of an investment of $100 in cash of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market -- U.S. Index and (iii) the AMEX Biotechnology Index. All values assume reinvestment of the full amount of all dividends*:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                ARRIS PHARMACEUTICAL CORPORATION           NASDAQ STOCK MARKET - US          AMEX BIOTECHNOLOGY
Nov-93                                             100                              100                         100
Dec-93                                              91                              103                          95
Dec-94                                              96                              100                          67
Dec-95                                             200                              140                         109
Dec-96                                             200                              172                         118

* $100 invested on November 19, 1993 in Common Stock of Arris (the date of the Company's initial public offering) or on October 31, 1993 in the indices, including reinvestment of dividends. Fiscal year ending December 31.

------------------------

(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1996 the Company entered into a research and development agreement with Pharmacia & Upjohn AB, pursuant to which the Company will share with Pharmacia & Upjohn AB certain of its compound libraries and technologies for synthesis and screening in exchange for license fees and milestone payments. During 1996, the Company received an aggregate of $9,236,000 from Pharmacia & Upjohn AB relating to commitment fees and research funding and support under new and existing collaborative agreements with the Company. The Company paid Pharmacia & Upjohn AB approximately $103,000 for routine purchases of materials and supplies. Hans U. Sievertsson, Ph.D., a director of the Company, is a Vice President of Pharmacia AB, a unit of Pharmacia & Upjohn AB.

    In December 1995, the Company acquired Khepri Pharmaceuticals, Inc. in a stock-for-stock merger (the "Khepri Merger"). Brook H. Byers, a member of the Board of Directors of the Company, is a general partner of Kleiner Perkins Caufield & Byers, which, together with its affiliates, owned approximately 17.2% of the outstanding capital stock of Khepri Pharmaceuticals, Inc. prior to the Khepri Merger. Pursuant to the terms of the Khepri Merger, the Company made a second payment of stock to the former Khepri Pharmaceuticals, Inc. preferred stockholders in December 1996. Mr. Byers did not participate in the negotiation of the Khepri Merger or the Arris Board of Directors' consideration or approval of the Khepri Merger.

    In March 1993, the Company loaned $200,000 to John P. Walker, the Company's President and Chief Executive Officer, to purchase 31,475 shares of Series D Preferred Stock (the "1993 Loan"). The 1993 Loan is full-recourse and secured by such shares, bears interest at the rate of 7% per annum and is due in February 1999. In September 1996, the Company loaned $750,000 to Mr. Walker in connection with his purchase of his principle residence (the "1996 Loan"). The 1996 Loan is full-recourse and secured by the certain additional shares of stock in the Company held by Mr. Walker, bears interest at the rate of 6.02% per annum and is due in September 1998. During 1996, the largest aggregate amount outstanding of principal and interest on the 1993 Loan and the 1996 Loan was a combined $1,022,278. The Company believes that the foregoing transactions were in its best interests.

    The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers. See "Executive Compensation Employment Agreements."

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          John P. Walker
                                          President and Chief Executive Officer

April 16, 1997

                          ARRIS PHARMACEUTICAL CORPORATION

                                  1989 STOCK PLAN

                                Adopted May 16, 1989
                       As Amended by the Board March 25, 1992
                      Approved by Stockholders March 25, 1992
                       As Amended by the Board April 6, 1993
                      Approved by Stockholders October 5, 1993
                       As Amended by the Board April 20, 1994
                       Approved by Stockholders June 7, 1994
                      As Amended by the Board February 8, 1995
                       Approved by Stockholders June 7, 1995
                     As Amended by the Board February 27, 1996
                       Approved by Stockholders June 5, 1996
                      As Amended by the Board February 6, 1997
                      Approved by Stockholders _________, 1997


    1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Directors of and Consultants to the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

    2.   Definitions.  As used herein, the following definitions shall apply:

         (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

         (b)  "Board" means the Board of Directors of the Company.

         (c)  "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

         (e)  "Common Stock" means the Common Stock of the Company.

         (f) "Company" means Arris Pharmaceutical Corporation, a Delaware corporation.

         (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such services, provided that the term Consultant shall not include Directors who are not compensated for their services as a Director or are paid only a director's fee by the Company.

         (h) "Continuous Status as an Employee, Director or Consultant" means the absence of any interruption or termination of the individual's service relationship with the Company, whether through employment or as a Director or Consultant. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

         (i)  "Director" means a member of the Board.

         (j) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Fair Market Value" means the value of the Common Stock of the Company as determined in good faith by the Administrator.

         (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (n) "Non-Employee Director" means a Director who either (i) is not a current Employee or officer of the Company or its Parent or Subsidiary, does not receive compensation (directly or indirectly) from the Company or its Parent or Subsidiary for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (p)  "Option" means a stock option granted pursuant to the Plan.

         (q)  "Optioned Stock" means the Common Stock subject to an Option.

         (r) "Optionee" means an Employee or Consultant who receives an Option.

         (s) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the
Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax-qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving compensation, either directly or indirectly, for personal services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (t) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (u)  "Plan" means this 1989 Stock Plan, as amended from time to time.

         (v) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

         (w) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (x) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

         (y) "Stock Purchase Right" means the right to purchase Restricted Stock in accordance with the provisions of Section 11 below.

         (z) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is three million four hundred seventeen thousand five hundred (3,417,500) of Common Stock. Such share reserve is comprised of (i) the aggregate two million six hundred sixty-seven thousand five hundred (2,667,500) shares reserved under the Plan prior to the February 1997 amendment and restatement plus (ii) an additional seven hundred fifty thousand (750,000) shares reserved pursuant to the February 1997 amendment and restatement. The shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable (for any reason) without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

    4.   Administration of the Plan.

         (a) Procedure. The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may (but need not) be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 4 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to Section 16 of the Exchange Act and to eligible persons with respect to whom the Company does not wish to comply with Section 162(m) of the Code.

         (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a duly authorized committee, the specific duties delegated by the Board to such duly authorized committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

              (ii) to select the persons to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

              (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

              (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

              (v) to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

              (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

              (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

              (ix) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights.

         Notwithstanding the foregoing, the Company does not have the ability to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

         (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of awards granted under the Plan.

    5.   Eligibility.

         (a) Stock Purchase Rights may be granted to Employees, Directors and Consultants.

         (b) Nonstatutory Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

         (c) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionees during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

         (d) No person shall be eligible to be granted Options covering more than three hundred thousand (300,000) shares of the Company's Common Stock in any calendar year.

         (e) For purposes of Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (f) The Plan shall not confer upon any grantee of an award under the Plan any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

    6. Term of Plan. The Plan shall be come effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the Shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

    7. Term of Option. The term of each Option shall be the term stated in the Option agreement; provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option agreement.

    8.   Option Exercise Price and Consideration.

         (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

              (i)  In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the

Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, (9) or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws. In making its determination as of the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 153 of the Delaware Corporation law).

    9.   Exercise of Option.

         (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

              An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a divided or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

              Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option agreement), exercise his Option of the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (c)  Disability of Optionee.  Notwithstanding the provisions of
Section 9(b) above, in the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    10. Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that in the case of a Nonstatutory Stock Option, the Option may be transferable to the extent specified in the Option agreement, in which case the Option may be transferred upon such terms and conditions as are set forth in the Option, as the Board or the

Committee shall determine in its discretion, including (without limitation) pursuant to a "domestic relations order" within the meaning of such rules, regulations or interpretations of the Securities and Exchange Commission as are applicable for purposes of Section 16 of the Exchange Act. Notwithstanding the foregoing, the person to whom an Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

    11.  Stock Purchase Rights.

         (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 100% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall not exceed thirty (30) days (or such longer time as may be determined by the Administrator) from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

         (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

         (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

         (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, grantees of an Option or Stock Purchase Right may satisfy withholding obligations as provided in this paragraph. When a grantee incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the grantee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the grantee may satisfy such obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

         All elections by a grantee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

         (a)  the election must be made on or prior to the applicable Tax
Date;

         (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

         (c) all elections shall be subject to the consent or disapproval of the Administrator;

         (d) if the grantee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         In the event the election to have Shares withheld is made by a grantee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the grantee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such grantee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

    13. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the maximum number of shares of Common Stock that may be covered by Options granted to any person pursuant to the limitation in Section 5(d), as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such
proposed action.   In the event of a merger of the Company with or into
another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

    14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each person to whom an Option is so granted within a reasonable time after the date of such grant.

    15.  Amendment and Termination of the Plan.

         (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any grantee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Sections 162(m) or 422 of the Code (or any other applicable law or regulation, including the requirements of the Nasdaq National Market or any established stock exchange in which the Shares are then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the grantee and the Board, which agreement must be in writing and signed by the grantee and the Company.

    16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the Nasdaq National Market or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18. Agreements. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

    19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

    20. Information to Optionee. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annul reports and other information which are provided to all stockholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

                        ARRIS PHARMACEUTICAL CORPORATION

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING MAY 21, 1997

     John P. Walker and Daniel H. Petree, or either of them, each with power of substitution, hereby are authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Annual Meeting of Stockholders of Arris Pharmaceutical Corporation to be held Wednesday, May 21, 1997, at 8:00 a.m. local time, at the Company's offices located at 385 Oyster Point Boulevard, Suite 3, South San Francisco, California, or at any adjournment of the Annual Meeting.

     Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the Election of Directors and FOR Proposals 2 and 3.



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

                       PLEASE MARK, DATE, SIGN AND RETURN.   PLEASE MARK
                                                             YOUR VOTES AS  /X/
                                                             INDICATED IN
                                                             THIS EXAMPLE

                 FOR all           WITHHOLD AUTHORITY
                 nominees          to vote for all nominees
                 listed below.     listed below.
1. Election of   /  /                 /  /
   Directors

Authority to vote for any nominee may be withheld by lining through such nominee's name below.

John P. Walker, Brook H. Byers,
Anthony B. Evnin, Ph.D., Vaughn M. Kailian,
Donald Kennedy, Ph.D., Hans U. Sievertsson, Ph.D.


                                            FOR     AGAINST     ABSTAIN
2.  To approve the Company's 1989           /  /     /  /         /  /
    Stock Plan, as amended, to
    increase the aggregate number
    of shares of Common Stock
    authorized for issuance under such
    plan by 750,000 shares,
    to 3,417,500 shares.

                                            FOR     AGAINST     ABSTAIN
3.  To ratify the selection of Ernst &      /  /     /  /         /  /
    Young LLP as independent
    auditors of the Company for its
    fiscal year ending December 31,
    1997.

                                            FOR     AGAINST     ABSTAIN
4.  To transact such other business        /  /     /  /         /  /
    as may properly come before the
    meeting or any adjournment or
    postponement thereof.



                                 _____
                                      |
                                      |

                                          THE BOARD OF DIRECTORS RECOMMENDS
                                          A VOTE FOR THE ELECTION OF DIRECTORS
                                          AND FOR PROPOSALS 2 AND 3.

Signature(s)___________________________________________  Dated___________,
1997
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY.
IF SIGNING FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE
OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD
JOINTLY, EACH HOLDER SHOULD BE STATED. IF SHARES ARE
HELD JOINTLY, EACH HOLDER SHOULD SIGN.
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